UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 23, 2015

SPECTRUM BRANDS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34757	27-2166630
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

SB/RH HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-192634-03	27-2812840
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3001 Deming Way

Middleton, Wisconsin 53562

(Address of principal executive offices)

(608) 275-3340

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 23, 2015 (the “Closing Date”), Spectrum Brands, Inc. (“Spectrum”), a direct subsidiary of SB/RH Holdings, LLC (“Holdings”), announced that it had entered into a Credit Agreement (the “New Credit Agreement”), by and among Spectrum, Holdings, Deutsche Bank AG New York Branch, as administrative agent, and the lenders party thereto from time to time.

Pursuant to the New Credit Agreement, on June 23, 2015, Spectrum announced that it had closed senior secured credit facilities consisting of (a) a US$1,450 million term loan facility (the “USD Term Loan Facility”), (b) a €300 million term loan facility (the “Euro Term Loan Facility”), (c) a CAD$75 million term loan facility (the “CAD Term Loan Facility” and, collectively with the USD Term Loan Facility and the Euro Term Loan Facility, the “New Term Loan Facilities”) and (d) a US$500 million revolving credit facility (the “Revolving Credit Facility” and, together with the New Term Loan Facilities, the “New Credit Facilities”). The net proceeds of the New Term Loan Facilities were used on the Closing Date, among other things, to (i) refinance Spectrum’s Credit Agreement dated as of December 17, 2012 (as amended, modified, supplemented or restated from time to time, the “Existing Term Loan Credit Agreement”) and repay in full all obligations in respect of the Existing Term Loan Credit Agreement and related loan documents and (ii) repay in full all obligations in respect of Spectrum’s Loan and Security Agreement, dated as of June 16, 2010 (as amended, modified, supplemented or restated from time to time, the “Existing ABL Facility Agreement”). A portion of the net proceeds, together with borrowings under the Revolving Credit Facility, is also expected to be used to fund the satisfaction and discharge (the “Satisfaction and Discharge”) of the indenture governing Spectrum’s outstanding 6.750% Senior Notes due 2020 (the “6.75% Notes”). The Revolving Credit Facility includes a letter of credit subfacility. Letters of credit issued thereunder and proceeds of the loans under the Revolving Credit Facility may be used by Spectrum, the other borrowers and their respective subsidiaries, among other things, (i) to replace the Existing ABL Facility Agreement on the Closing Date and (ii) for working capital and other general corporate purposes, including the financing of permitted acquisitions and other permitted investments and dividends and other distributions on account of the capital stock of the borrowers and any other use not prohibited by the New Credit Agreement.

New Credit Agreement

The terms of the New Credit Agreement allow Spectrum and certain of its subsidiaries, subject to certain conditions, to increase the amount of the commitment thereunder by an aggregate incremental amount not to exceed at the time of incurrence the sum of (x) $900 million plus (y) all voluntary prepayments (unless funded by a contemporaneous refinancing or new long-term indebtedness) of the New Credit Facilities. Incremental amounts may be incurred in reliance on the basket in clause (x) or clause (y) plus (z) additional amounts so long as on the date of incurrence thereof (or, at the option of Spectrum, on the date of establishment of the commitments in respect thereof), the First Lien Leverage Ratio (as defined in the New Credit Agreement) on a pro forma basis would not exceed 3.25:1.00. As of the date hereof, no such incremental amounts have been committed to by any lender.

Obligations under the New Credit Agreement and, at the option of Spectrum, under certain interest rate protection or other hedging arrangements and certain cash management arrangements (collectively, the “Secured Obligations”) are guaranteed by Holdings and the direct and indirect wholly-owned domestic subsidiaries of Holdings, other than Spectrum (the “Subsidiary Guarantors”), subject to certain exceptions, pursuant to the Loan Guaranty, dated as of June 23, 2015, by and among Holdings, the subsidiary guarantors party thereto from time to time and Deutsche Bank AG New York Branch, as administrative agent and collateral agent (the “Loan Guaranty”). The Secured Obligations are secured by first-priority liens on substantially all of the assets of Spectrum and the Subsidiary Guarantors and on the equity interests of Spectrum directly held by Holdings pursuant to the Security Agreement, dated as of June 23, 2015, by and among Spectrum, Holdings, the subsidiary guarantors party thereto from time to time and Deutsche Bank AG New York Branch, as collateral agent (the “Security Agreement”).

All outstanding amounts under the USD Term Loan Facility and the Revolving Credit Facility (if funded in U.S. dollars) will bear interest, at Spectrum’ option, at a rate per annum equal to (x) the LIBO rate with a 0.75% floor, adjusted for statutory reserves, plus a margin equal to 3.00% or (y) the Alternate Base Rate (as defined in the New Credit Agreement), plus a margin equal to 2.00%, which margins may be reduced by 0.25% based on achieving a certain First Lien Leverage Ratio specified in the New Credit Agreement. The Euro Term Loan Facility and the Revolving Credit Facility (if funded in Euros) will bear interest at a rate per annum equal to the EURIBOR Rate (as defined in the New Credit Agreement) with a 0.75% per annum floor, plus a margin equal to 2.75% per annum. The CAD Term Loan Facility and the Revolving Credit Facility (if funded in Canadian dollars) will bear interest, at Spectrum’ option, at a rate per annum equal to (x) the BA Rate (as defined in the New Credit Agreement) with a 0.75% floor, plus a margin equal to 3.50% or (y) the Canadian Base Rate (as defined in the New Credit Agreement), plus a margin equal to 2.50%.

Subject to certain exceptions, the New Credit Agreement requires mandatory prepayments, in amounts equal to (i) 50% (reduced to 25% and 0% upon the achievement of certain specified First Lien Leverage Ratio) of excess cash flow (as defined in the New Credit Agreement), at the end of each fiscal year commencing with the fiscal year ending September 30, 2016, (ii) 100% of the net cash proceeds from certain asset sales by Spectrum or any of its restricted subsidiaries and certain casualty and condemnation events (subject to certain exceptions and reinvestment rights) and (iii) 100% of the net cash proceeds from the issuance or incurrence after the Closing Date of any additional debt by Spectrum or any of its restricted subsidiaries excluding debt permitted under the New Credit Agreement except for permitted refinancing indebtedness.

Voluntary prepayments of borrowings under the New Credit Agreement are permitted at any time, in agreed-upon minimum principal amounts. There is a prepayment fee equal to 1.00% of the principal amount of the loans under any New Term Loan Facility optionally prepaid with the proceeds of lower cost debt on or prior to the date that is six months following the Closing Date. Prepayment made after such date will not be subject to premium or penalty (except customary LIBOR breakage costs, if applicable). The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the New Credit Agreement, the Security Agreement and the Loan Guaranty, which are filed as Exhibits 10.01, 10.02 and 10.03 hereto, respectively, and are incorporated herein by reference. Interested parties should read the New Credit Agreement, the Security Agreement and the Loan Guaranty in their entirety.

Item 1.02 Termination of a Material Definitive Agreement

The information set forth in Item 1.01 with respect to (i) the refinancing and termination of the Existing Credit Agreement, (ii) the repayment and termination of the Existing ABL Facility Agreement and (iii) the Satisfaction and Discharge is hereby incorporated by reference to this Item 1.02. In connection with the closing of the New Credit Agreement, the Existing Credit Agreement and all related Loan Documents (as defined in the Existing Credit Agreement) and the Existing ABL Facility Agreement and all related Loan Documents (as defined in the ABL Facility Agreement) were terminated pursuant to each of their terms.

In connection with the refinancings described above, Spectrum gave notice to the holders of the 6.75% Notes of the full redemption of the 6.75% Notes, which will be redeemed on July 23, 2015 at a price equal to 105.063% of the principal amount thereof plus accrued and unpaid interest to, but not including, the redemption date.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 with respect to the New Credit Agreement and the borrowings thereunder is hereby incorporated by reference to this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Credit Agreement, dated as of June 23, 2015, by and among Spectrum Brands, Inc., SB/RH Holdings, LLC, Deutsche Bank AG New York Branch, as administrative agent, and the lenders party thereto from time to time.

10.2	Security Agreement, dated as of June 23, 2015, by and among Spectrum Brands, Inc., SB/RH Holdings, LLC, the subsidiary guarantors party thereto from time to time and Deutsche Bank AG New York Branch, as collateral agent.

10.3	Loan Guaranty, dated as of June 23, 2015, by and among SB/RH Holdings, LLC, the subsidiary guarantors party thereto from time to time and Deutsche Bank AG New York Branch, as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.

By:	/s/ Nathan E. Fagre
Name:	Nathan E. Fagre
Title:	Secretary and General Counsel

SB/RH HOLDINGS, LLC

By:	/s/ Nathan E. Fagre
Name:	Nathan E. Fagre
Title:	Secretary and General Counsel

Dated: June 23, 2015